PROGRESSIVE CARE INC.
400 ANSIN BLVD
SUITE A
HALLANDALE BEACH, FL 33009

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RXMD2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55441-S95332

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROGRESSIVE CARE INC.

The Board of Directors recommends that you vote FOR the following Proposal:

	For	Against	Abstain
1. To consider and vote upon the Merger Agreement and Plan of Reorganization, dated as of April 12, 2024 (the "Merger Agreement"), by and among NextPlat Corp, a Nevada corporation ("NextPlat"), Progressive Care LLC, a Nevada limited liability company and wholly-owned subsidiary of NextPlat ("Merger Sub"), and Progressive Care, a copy of which is attached to the accompanying joint proxy statement/prospectus as *Annex A*, and the transactions contemplated thereby (the "Business Combination"). Pursuant to the Merger Agreement, under the terms and subject to the conditions set forth therein, Progressive Care will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of NextPlat. Immediately prior to the effective time of the merger, each share of Progressive Care preferred stock that is issued and outstanding will be automatically converted into shares of Progressive Care common stock in accordance with its terms (currently, into 500 shares of common stock), and at the effective time each share of Progressive Care common stock that issued and outstanding will be automatically converted into 1.4865 shares of NextPlat common stock. This proposal is referred to as the "Business Combination Proposal."	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V55442-S95332

PROGRESSIVE CARE INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2024 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles M. Fernandez, Cecile Munnik and Robert Bedwell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PROGRESSIVE CARE INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held September 13, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side